EXHIBIT 99.1

[National Golf Properties, Inc. logo]


                       NATIONAL GOLF PROPERTIES ANNOUNCES
                         RESIGNATION OF JAMES M. STANICH

Santa Monica, CA, April 23, 2002 - National Golf Properties (NYSE:TEE) today announced that James M. Stanich has resigned as President of National Golf. Mr. Stanich will remain a member of the Board of Directors of National Golf.

ABOUT NATIONAL GOLF PROPERTIES, INC.
National Golf Properties is the largest publicly traded company in the United States specializing in the ownership of golf course properties with 126 golf courses geographically diversified among 22 states.


                                    # # #




NATIONAL GOLF PROPERTIES, INC CONTACT:
Melissa Zukerman
Zukerman PR
Tel: (310) 275-0481